                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  IMPATH Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                [IMPATH LOGO]
                            ______________________

                   Notice of Annual Meeting of Stockholders
                           to be held June 25, 2001
                            ______________________

                                          New York, New York
                                          April 30, 2001
To the Holders of Common Stock
 of IMPATH Inc.:

          The Annual Meeting of Stockholders of IMPATH Inc. will be held at the offices of the Company at 5300 McConnell Avenue, Los Angeles, California, on Monday, June 25, 2001, at 9:30 A.M. Pacific Daylight time, for the following purposes, as more fully described in the accompanying Proxy Statement:

          1.   To elect seven members of the Board of Directors of the Company.

          2. To consider and take action upon a proposal to approve the IMPATH Inc. Employee Stock Purchase Plan.

          3. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG LLP to serve as the Company's independent accountants for the Company's fiscal year ending December 31, 2001.

          4. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

          The close of business on April 26, 2001 has been fixed by the Board of Directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the offices of the Company at 5300 McConnell Avenue, Los Angeles, California 90066, during the ten-day period preceding the Meeting.

          By Order of the Board of Directors,

                             Richard C. Rosenzweig
                             Secretary

          You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

                                  IMPATH Inc.

                                   _________

                                PROXY STATEMENT

                                   _________

          This Proxy Statement, which will be mailed commencing on or about April 30, 2001 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of IMPATH Inc. for use at the Annual Meeting of Stockholders to be held on June 25, 2001, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive offices are located at 521 West 57th Street, New York, New York 10019.

          At the close of business on April 26, 2001, the record date stated in the accompanying Notice, the Company had issued and outstanding 18,410,180 shares of common stock, $.005 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

          A majority of the issued and outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum.

          Directors are elected by plurality vote. Adoption of proposals 2 and 3 will require the affirmative vote of a majority of the shares of Common Stock present and entitled to vote thereon at the meeting. Shares held by stockholders who abstain from voting on a matter will be treated as "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where (i) such broker or nominee has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) such broker or nominee does not have discretionary voting power on such matter.

Security Ownership of Certain Beneficial Owners

          The stockholders (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) who, to the knowledge of the Board of Directors of the Company beneficially owned more than five percent of the Common Stock as of April 26, 2001, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.


                                                            Shares of Common Stock          Percent
Name and Address                                              Owned Beneficially            of Class
----------------                                              ------------------            --------
Massachusetts Financial Services Company (1)
500 Boylston Street                                               1,149,070                      7.3%
15/th/ Floor
Boston, Massachusetts 02116

Pilgrim Baxter & Associates, Ltd. (2)
825 Duportail Road
Wayne, Pennsylvania 19087                                           952,900                      6.1%

William D. Witter (3)
William D. Witter, Inc.
One Citicorp Center
153 East 53/rd/ Street                                              809,262                      5.2%
New York, New York 10022-4611

_____________
(1) Information as to Massachusetts Financial Services Company is based upon reports on Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 12, 2001 by such stockholder. Such reports indicate that such stockholder has sole voting power as to an aggregate of 966,300 shares and beneficially owns an aggregate of 1,149,070 shares.

(2) Information as to Pilgrim Baxter & Associates, Ltd. is based upon reports on Schedule 13G filed with the Commission on February 14, 2001 by such stockholder. Such reports indicate that such stockholder has sole voting power as to an aggregate of 724,700 shares and beneficially owns an aggregate of 952,900 shares.

     Information as to William D. Witter and William D. Witter, Inc. is based upon reports on Schedule 13G filed with the Commission on January 12, 2001 by such stockholders. Such reports indicate that such stockholders have sole voting power as to an aggregate of 808,262 shares and beneficially own an aggregate of 809,262 shares.

Security Ownership of Directors and Executive Officers

          The following table sets forth, as of April 26, 2001, the number of shares of Common Stock of the Company beneficially owned by each of the Company's directors and nominees for directors, each of the Company's four most highly compensated executive officers, and all directors and executive officers as a group, based upon information provided by such persons to the Company.

                                                          Shares of Common Stock               Percent
Name                                                       Owned Beneficially/(1)/           Of Class/(1)/
----                                                       ----------------------            ------------
Anu D. Saad, Ph.D. (2)............................                 262,016                         1.4%

Richard P. Adelson (3)............................                  86,505                            *

David Cammarata (4)...............................                  36,289                            *

James B. Douglass, Ph.D. (5)......................                  17,449                            *

Robert E. Campbell (6)............................                   1,041                            *

Richard J. Cote, M.D. (7).........................                 188,639                         1.0%

George S. Frazza (8)..............................                  24,302                            *

David J. Galas, Ph.D. (9).........................                   7,087                            *

Joseph A. Mollica, Ph.D. (10).....................                  14,597                            *

Marcel Rozencweig, M.D. (11)......................                  26,919                            *

All directors and executive officers as a group
 (11 persons) (2), (3), (4), (5), (6), (7), (8),
 (9), (10), (11), (12)............................                 667,066                          3.6%

_________________
* Less than one percent.
(1) Amounts and percentages include outstanding warrants or options which are exercisable within 60 days of April 30, 2001.
(2) Includes 139,035 shares issuable pursuant to currently exercisable stock options.
(3) Includes 66,205 shares issuable pursuant to currently exercisable stock options.
(4) Includes 16,755 shares issuable pursuant to currently exercisable stock options.
(5) Includes 17,249 shares issuable pursuant to currently exercisable stock options.
(6) Consists of 1,041 shares issuable pursuant to currently exercisable stock options.
(7) Includes 63,193 shares issuable pursuant to currently exercisable stock options.
(8) Includes 9,302 shares issuable pursuant to currently exercisable stock options.
(9) Consists of 7,087 shares issuable pursuant to currently exercisable stock options.
(10) Consists of 14,597 shares issuable pursuant to currently exercisable stock options.
(11) Consists of 26,919 shares issuable pursuant to currently exercisable stock options.
(12) Includes 2,222 shares issuable pursuant to currently exercisable stock options held by Richard C. Rosenzweig, General Counsel and Secretary of the Company.

                           I. ELECTION OF DIRECTORS

          Seven directors of the Company are to be elected at the Meeting, each to serve until the next Annual Meeting of Stockholders or until a successor shall have been chosen and qualified.

          It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of the seven nominees listed below, unless otherwise instructed in such Proxy.
Each such nominee is presently serving as a director. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares of Common Stock represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead or, if no other person is so nominated, to vote such shares only for the remaining nominees.
The Board of Directors has no reason to believe that any person named will be unable or will decline to serve.

          Certain information concerning the nominees for election as directors of the Company is set forth below. Information concerning ownership of the Common Stock by such nominees and other directors is set forth in the preceding table. All of such information was furnished by them to the Company.

Nominees for Election

          Anu D. Saad, Ph.D., age 44. Dr. Saad has been Chief Executive Officer of the Company since October 1993 and Chairman of the Board of Directors of the Company since January 2001. She was President of the Company from 1993 to January 2001. Prior to that, Dr. Saad was the Company's Scientific Director and Director of Business Development. Before joining the Company in 1990, Dr. Saad was Assistant Professor of Cell Biology and Anatomy at Cornell University Medical College/New York Hospital. Dr. Saad has published extensively and is the recipient of many awards, including from the National Institute of Health, Muscular Dystrophy Association, Andrew W. Mellon Foundation, Charles H. Revson Foundation, Inc. and the American Cancer Society. Dr. Saad received her Bachelor's Degree in Biology from the University of Pennsylvania and her Ph.D. in Developmental Biology from the University of Chicago. Dr. Saad has been a director of the Company since 1993.

          Robert E. Campbell, age 67. Mr. Campbell has been Chairman of the Board of the Robert Wood Johnson Foundation since July 1999 and Chairman of the Board of The Cancer Institute of New Jersey since January 1995. Mr. Campbell has also been a member of the Advisory Council for the College of Science of the University of Notre Dame since 1990 and a member of the Rutgers Business Board of Advisors since 1999. From 1989 to 1995, Mr. Campbell was Vice Chairman of the Board of Johnson & Johnson. During his tenure with Johnson & Johnson, Mr. Campbell was named Vice President of Finance and became a member of the Executive Committee in 1980; and since 1985, served as Vice Chairman of the Executive Committee and Chairman of the Professional Sector. Mr. Campbell received his Bachelor's Degree from Fordham

University and his M.B.A. from Rutgers University. Mr. Campbell has been a director of the Company since January 2001.

          Richard J. Cote, M.D., age 46. Dr. Cote was one of the founders of IMPATH and is the Company's principal scientific and strategic consultant. Dr. Cote is Attending Pathologist at the Kenneth J. Norris Cancer Center and a Professor of Pathology and Urology at the University of Southern California. He was trained at the University of Michigan, Cornell University Medical College/New York Hospital and Memorial Sloan-Kettering Cancer Center. Dr. Cote holds patents on monoclonal antibody technology and is a leader in the developmental use of monoclonal antibodies in cancer diagnosis and prognosis. Dr. Cote is also known for his work in breast, prostate and bladder cancers and in the immunopathological analysis of cancer. Dr. Cote has been or is on the Scientific Advisory Boards of Johnson & Johnson, Neoprobe Corporation and Chromavision Medical Systems Inc., and is a consultant to various national and international organizations, such as the National Cancer Institute. Dr. Cote graduated Phi Beta Kappa from the University of California with a Bachelor's Degree in Biology and Chemistry. He received his M.D. from the University of Chicago Pritzker School of Medicine. Dr. Cote has been a director of the Company since 1988.

          George S. Frazza, age 67. Mr. Frazza has been Of Counsel to Patterson, Belknap Webb & Tyler LLP since February 1997. Prior to that, Mr. Frazza spent more than 30 years with Johnson & Johnson, where he was most recently Vice President and General Counsel. Mr. Frazza received his Bachelor's Degree from Marietta College and his law degree from Columbia University. Mr. Frazza has been a director of the Company since September 1998.

          David J. Galas, Ph.D., age 57. Dr. Galas is Dean of the Keck Graduate Institute of Applied Life Sciences, a new institution which focuses on the application of biological science and engineering, including informatics and computational methods, to problems in medicine and applied biology. Dr. Galas was co-founder, President and Chief Executive Officer of Darwin Molecular Corporation, and President of its successor corporation, Chiroscience R&D. Previously, Dr. Galas had been Professor of Molecular Biology, University of Southern California, and Deputy Assistant Secretary, Director of Biological and Environmental Research, in the Department of Energy with responsibility for the Human Genome Project. Dr. Galas is currently on the Board of Biology of the National Academy of Science, the Board of Governors of the National Center for Genome Resources, and the Editorial Board of the Journal of Computational Biology among other affiliations. From 1990 through 1993, he served on the National Cancer Advisory Board. Dr. Galas has been a director of the Company since June 1999.

          Joseph A. Mollica, Ph.D., age 60. Dr. Mollica is Chairman and Chief Executive Officer of Pharmacopeia, Inc., a Princeton, New Jersey-based company engaged in the field of research to discover low molecular weight drug compounds using combinatorial chemistry and automated high throughput screening. Through its software division, Accelrys, Pharmacopeia provides modeling and simulation software, cheminformatics and bioinformatics to the pharmaceutical and chemical industries. Prior to joining Pharmacopeia, Dr. Mollica was President and Chief Executive Officer of

DuPont Merck Pharmaceutical Company. He also served as Vice President, Medical Products for DuPont, and Senior Vice President of Ciba-Geigy Corp. Dr. Mollica is currently on the Board of Directors of Pharmacopeia, Inc., Neurocrine Biosciences, Inc., Nexell Theurapeutics Inc. and Genencor International Inc. He received his Bachelor's Degree in Pharmaceutical Chemistry from the University of Rhode Island and his Master's Degree and Ph.D. in Pharmaceutical and Physical Chemistry from the University of Wisconsin. Dr. Mollica has been a director of the Company since 1995.

          Marcel Rozencweig, M.D., age 55. Dr. Rozencweig is Vice President, Strategic Planning and Portfolio Management of the Pharmaceutical Research Institute of Bristol-Myers Squibb Company. From 1996 to 1998, Dr. Rozencweig was Vice President, Strategic and Scientific Evaluation of the Pharmaceutical Group of Bristol-Myers. From 1983 to 1996, Dr. Rozencweig was Vice President, Infectious Diseases and Oncology at the Pharmaceutical Research Institute of Bristol-Myers. Dr. Rozencweig is well known for his work in medical oncology, new drug development and clinical trial methodology. At Bristol-Myers, he played a prominent role in the clinical development and registration strategies of many new anticancer agents and pioneered the regulatory approach to accelerated approval of new drugs for the treatment of life-threatening diseases. Dr. Rozencweig has also worked at the National Cancer Institute in Bethesda, Maryland and the Jules Bordet Institute in Brussels, Belgium. He has been a consultant to the German government for the appropriation of federal resources for cancer research in Germany. Dr. Rozencweig received his M.D. from the Free University of Brussels. Dr. Rozencweig has been a director of the Company since August 1997.

Committees of the Board of Directors

          The Board of Directors has a Compensation Committee, an Audit Committee and a Nominating Committee. The members of the Compensation Committee are George S. Frazza, David J. Galas, and Marcel Rozencweig. Dr. Rozencweig became a member of the Compensation Committee on January 19, 2001, succeeding John L. Cassis who was a member of the Compensation Committee until his resignation as of December 31, 2000. The Compensation Committee makes recommendations to the full Board as to the compensation of senior management, administers the Company's 1989 Stock Option Plan, 1997 Long Term Incentive Plan, 1999 Long Term Incentive Plan and 2000 Long Term Incentive Plan and determines the persons who are to receive options under such plans and the number of shares subject to each option.

          The members of the Audit Committee are Robert E. Campbell, George S. Frazza and Joseph A. Mollica. Mr. Campbell became a member of the Audit Committee on January 19, 2001, succeeding John L. Cassis who was a member of the Audit Committee until his resignation as of December 31, 2000. The Audit Committee acts as a liaison between the Board and the independent accountants and annually recommends to the Board the appointment of the independent accountants. The Audit Committee reviews with the independent accountants the planning and scope of the audits of the financial statements, the results of those audits and the adequacy of internal accounting controls and monitors other corporate and financial policies.

          The members of the Nominating Committee are Richard J. Cote, George S. Frazza and Anu D. Saad. Mr. Frazza became a member of the Nominating Committee on January 19, 2001, succeeding John L. Cassis who was a member of the Nominating Committee until his resignation as of December 31, 2000. The Nominating Committee recommends to the Board nominees for election as directors of the Company.

          The Board of Directors met nine times during the fiscal year ended December 31, 2000. The Audit Committee met twice during the fiscal year ended December 31, 2000. The Compensation Committee met three times during the fiscal year ended December 31, 2000. The Nominating Committee did not meet during the fiscal year ended December 31, 2000. Each of the persons named above attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees of the Board on which such person served which were held during the time that such person served.

          The certificate of incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware corporation law is amended to eliminate further or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by such law, as so amended. Any repeal or modification of such provision of the certificate of incorporation by the stockholders of the Company shall be prospective only and shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

Executive Officers

          Certain information concerning the executive officers of the Company is set forth below. Information concerning ownership of Common Stock by such executive officers is set forth under "Security Ownership of Directors and Officers." All information was furnished by them to the Company.

          Anu D. Saad, Ph.D. Information concerning Dr. Saad is set forth above under "Nominees for Election."

          Richard P. Adelson, age 35. Richard Adelson has been President of the Company since January 2001 and Chief Operating Officer of the Company since November 1999. From November 1999 to January 2001, Mr. Adelson was Executive Vice President of the Company. From June 1999 to November 1999, Mr. Adelson was Executive Vice President and Senior Vice President of Operations, Sales and Marketing of the Company. From February 1998 to June 1999, he was Senior Vice President, Sales and Marketing of the Company. From August 1996 through January 1998 he was Vice President, Sales of the Company. He was Director of Sales of the Company from August 1994 to August 1996. From January 1992 to August 1994, Mr. Adelson served the Company as District and Regional Sales Manager for the New York Metro Region. Prior to joining IMPATH, Mr. Adelson was a Sales Representative for Surgipath Medical Industries, Inc., a medical equipment company. Mr. Adelson received his Bachelor's Degree in Biology from the State University of New York at Albany and studied at the Harvard School of Dental Medicine.

          David J. Cammarata, age 37. Mr. Cammarata has been Chief Financial Officer of the Company since November 1999. From October 1998 through November 1999, Mr. Cammarata was Vice President, Corporate Controller, of the Company. From June 1994 through October 1998, Mr. Cammarata was Corporate Controller of the Company. Prior to joining IMPATH, Mr. Cammarata spent four years with Corning-Metpath, serving two years as a Senior Auditor and later as Assistant Controller for the Company's Northwest California division. Mr. Cammarata, a Certified Public Accountant, received his B.S. in Accounting from Seton Hall University.

          James B. Douglass, Ph.D., age 51. Dr. Douglass has been Chief Information Officer of the Company since October 1999. Prior to joining IMPATH, Dr. Douglass served as Vice President and General Manager of the Research and Consulting Division of NDC Health Information Services. Earlier in his career, Dr. Douglass spent six years in various roles including Senior Vice President and General Manager, Market Research Division of IMS America. Dr. Douglass also launched and managed Douglass Associates and served as Chief Statistician with Opinion Research Corporation, and Research Statistician with Educational Testing Service. Dr. Douglass received his B.A. in Mathematics, and M.A. and Ph.D. in Applied Statistics and Research Design, from Michigan State University.

          Richard C. Rosenzweig, age 34. Mr. Rosenzweig, General Counsel and Secretary, joined the Company on February 5, 2001, with an extensive background in corporate law and business development. Prior to joining the Company, he was Director, Worldwide Licensing and Acquisitions, for Johnson & Johnson from August 1998 until February 2001, where he supported the Consumer and Personal Care Group and served on the Franchise Leadership Teams for both the Oral and Wound Care franchises. Before his tenure at Johnson & Johnson, Mr. Rosenzweig spent six years as a corporate attorney in New York City, most recently at the firm of Kramer, Levin, Naftalis and Frankel. Mr. Rosenzweig earned his B.A. in Psychology from Brandeis University and his J.D. from Boston University.

Executive Compensation

          The following table sets forth information for the fiscal years ended December 31, 2000, 1999 and 1998 concerning the compensation of the Chief Executive Officer of the Company, and the three other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2000.

                          SUMMARY COMPENSATION TABLE

                                                                               Long Term
                                                    Annual Compensation      Compensation
                                                    -------------------      -------------

                                                                                   Shares            All Other
                                           Fiscal                                Underlying          Compen-
Name and Principal Position                 Year       Salary        Bonus      Options/(1)/        sation/(2)/
---------------------------                 ----       ------        -----      ------------     -----------------
Anu D. Saad, Ph.D./(3)/..............       2000      $280,000     $237,500        60,000              $3,400
  Chairman of the Board and                 1999       250,000      180,000        60,000               3,600
  Chief Executive Officer                   1998       235,000      123,000            -0-              3,472

Richard P. Adelson/(3)/..............       2000      $225,000     $118,750        50,000              $3,400
  President and Chief Operating             1999       171,000      132,300        40,000               3,600
  Officer                                   1998       150,000       76,000            -0-              3,111

David J. Cammarata...................       2000      $175,000     $ 60,000        20,000              $3,400
  Chief Financial Officer                   1999       132,250       36,000        20,000               3,229
                                            1998       105,000       22,500            -0-              1,906

James B. Douglass, Ph.D./(4)/........       2000      $220,000     $ 60,000        15,000              $3,400
    Chief Information Officer               1999        52,675       10,000        50,000                  -0-

___________________
(1) All share amounts reflect a 2-for-1 stock split in the form of a 100% stock dividend effective August 28, 2000.
(2) Consists of contributions made by the Company to the IMPATH Inc. 401(k) Retirement Savings Plan on behalf of such executive officer.
(3) Dr. Saad was also President of the Company during fiscal year 2000. Dr. Saad was elected Chairman of the Board of the Company effective January 1, 2001. Mr. Adelson was named President of the Company in January 2001. Mr. Adelson was Executive Vice President of the Company during fiscal year 2000.
(4)  Mr. Douglass became Chief Information Officer of the Company in October
     1999.

          The following table sets forth the grants of stock options to the executive officers named in the Summary Compensation Table who were granted stock options during the fiscal year ended December 31, 2000. The amounts shown for the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the exercise price of the options during the full terms of the options. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercises and holdings of Common Stock are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                     OPTION GRANTS IN THE FISCAL YEAR ENDED
                               DECEMBER 31, 2000


                                                                                                 Potential Realizable
                                                                                                   Value at Assumed
                                                                                                Annual Rates of Stock
                                                                                                 Price Appreciation for
                                                     Individual Grants                               Option Term
                                ----------------------------------------------------------     ------------------------
                                  Options      % of Total Options    Exercise
                                  Granted     Granted to Employees    Price     Expiration
Name                                (#)          in Fiscal Year       ($/Sh)       Date              5%          10%
-----------------------            ------     --------------------   -------    ----------          ----        ----
Anu D. Saad, Ph.D                    60,000           11.4%            $25.07      8/15/10        $945,983   $2,397,307
Richard P. Adelson                   50,000            9.5%             25.07      8/15/10         788,319    1,997,756
David J. Cammarata                   20,000            3.8%             25.07      8/15/10         315,327      799,102
James B. Douglass, Ph.D.             15,000            2.8%             25.07      8/15/10         236,495      599,326

          The following table sets forth the number of shares of Common Stock acquired upon the exercise of options by the executive officers of the Company named in the Summary Compensation Table during 2000, the aggregate market value, net of exercise price, of such shares on the date of such exercise for each such executive officer and the number and value of options held by such officers at December 31, 2000.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR END OPTION VALUES

                                                                     Number of Unexercised          Value of Unexercised
                                                                           Options                  In-the-Money Options
                             Shares Acquired          Value        at 2000 Fiscal Year End (#)   at 2000 Fiscal Year End/(1)/
                                                                  -----------------------------  -----------------------------
Name                        on Exercise (#)/(2)/     Realized       Exercisable   Unexercisable   Exercisable    Unexercisable
--------------------------  -------------------      ---------    --------------  -------------  --------------  -------------
Anu D. Saad, Ph.D.                        -0-      $      -0-         160,157        112,500      $9,024,467     $5,448,897
Richard P. Adelson                     28,000       1,270,615          64,622         85,445       3,493,609      4,099,753
David J. Cammarata                     31,650       1,303,716          12,887         36,945         674,277      1,728,094
James B. Douglass, Ph.D.                6,250         193,500           9,999         48,751         529,921      2,511,300

_____________________
(1) In the money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in the money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.
(2) All share amounts reflect a 2-for-1 stock split in the form of a 100% stock dividend effective August 28, 2000.

Employment-Related Agreements with Executive Officers


          The Company has entered into employment-related agreements with Dr. Saad, Mr. Adelson and Dr. Douglass. Each agreement provides that in the event that the employment of the executive officer is terminated by the Company without cause or the executive officer terminates his or her employment for good reason, the Company will continue to pay his or her base salary for one year after termination, subject to setoff for any cash compensation paid to the executive officer by any subsequent employer during such one-year period. The agreements with Dr. Saad and Mr. Adelson also provide that the stock options granted to such executive officer prior to September 12, 1997 will fully vest upon a merger, consolidation or tender or exchange offer that results or would result in a change in control of the Company, or the sale of all or substantially all of the assets of the Company. Each of Dr. Saad and Mr. Adelson is prohibited under his or her agreement from engaging in any business in competition with the Company during the period of his or her employment with the Company and for one year thereafter.

Compensation of Directors

          The Company pays its directors who are not employees of the Company a fee of $1,000 for each directors' meeting attended. In January 2000, the Company granted to Dr. Cote stock options to purchase 8,000 shares of Common Stock at a purchase price of $11.00 per share (as adjusted for the Company's 2-for-1 stock split in August 2000), vesting over a four-year period following the date of grant. In August 2000, the Company granted to Dr. Rozencweig stock options to purchase 20,000 shares of Common Stock at a purchase price of $25.07 per share, vesting over a three-year period following the date of grant. During 2000, the Company paid Dr. Cote $138,000 for consulting services provided by him to the Company.

Compensation Committee
Interlocks and Insider Participation

          All executive officer compensation decisions have been made by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are George S. Frazza, David J. Galas, and Marcel Rozencweig. Dr. Rozencweig became a member of the Compensation Committee on January 19, 2001, succeeding John L. Cassis who was a member of the Compensation Committee until his resignation as of December 31, 2000. All of the current and former members of the Compensation Committee are and have been independent directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

          Under Section 16(a) of the Securities Exchange Act of 1934, directors and officers of the Company, and persons who own more than ten percent of the Common Stock, are required to file reports concerning their beneficial ownership of securities of the Company with the Securities and Exchange Commission. Directors, officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

          To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and confirmations that no other reports were required during the fiscal year ended December 31, 2000, except as provided below, its directors, officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements. Mr. Adelson reported the sale of Common Stock occurring in April 2000 on Form 4 filed in September 2000; Dr. Rozencweig reported the sale of Common Stock occurring in April 2000 on Form 4 filed in June 2000; Dr. Cote reported the sale of Common Stock occurring in April, May and October 2000 on Form 5 filed in February 2001; Dr. Douglass reported the exercise of options to purchase Common Stock and the sale of Common Stock occurring in August and October 2000 on Form 5 filed in April 2001; and Dr. Galas reported the exercise of options to purchase Common Stock and the sale of Common Stock occurring in November 2000 on Form 5 filed in April 2001.

Performance Graph

          The following performance graph compares the cumulative total shareholder return on the Common Stock to the S&P 500 Index and to the SIC Code Index for the Company since its initial public offering in February 1996. The SIC Code Index is composed of 23 public companies with the same Standard Industrial Classification Code as the Company. The graph assumes that $100 was invested in the Common Stock at the Company's initial public offering price of $13.00 and in each Index on February 21, 1996 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN
                                COMPARISON GRAPH



                                    [GRAPH]




                            02/21/96       12/31/96       12/31/97       12/31/98       12/31/99       12/31/00
                          -------------------------------------------------------------------------------------
IMPATH Inc.                   100.00         125.00         218.33         176.67         169.58         886.67
---------------------------------------------------------------------------------------------------------------
SIC Code Index                100.00          83.27          70.11          59.16         104.98         155.12
---------------------------------------------------------------------------------------------------------------
S&P 500 Index                 100.00         117.82         157.13         202.03         244.55         222.28
---------------------------------------------------------------------------------------------------------------

Report of the Compensation Committee

          The Compensation Committee of the Board of Directors (the "Committee") determines the compensation arrangements for executive officers and senior management of the Company. In formulating the Company's executive compensation program, the Committee seeks to provide competitive levels of compensation which will assist the Company in attracting and retaining qualified executives, reward individual initiative and achievement and integrate executive pay with the interests of the Company's stockholders in achieving the Company's annual and long-term performance goals.

          The compensation program for the Company's executives consists of base salary, an annual incentive bonus plan for key employees including the chief executive officer, the president, the chief operating officer, the chief financial officer and the chief information officer, and stock options. In 2000, for Dr. Saad, then President and Chief Executive Officer of the Company, the Committee determined the level for each of these components using measures and criteria consistent with those used for other executive officers.

          The Company's salary levels are intended to be consistent with competitive requirements and levels of responsibility. Salary levels are largely determined through comparisons with companies of similar size and complexity. Salary adjustments, which are normally made annually, are determined by monitoring the competitive market place, the overall financial performance of the Company, the performance of the individual executive and any increased responsibilities assumed by the executive. On the basis of the foregoing factors, the Committee established a 2000 salary of $280,000 for Anu
D. Saad, then President and Chief Executive Officer of the Company.

          Awards under the annual incentive bonus plan are based upon the level of achievement by the Company of its annual financial plan as approved by the Board of Directors. The financial plan focuses on achievement of certain levels of revenues and pre-tax income, which the Committee believes are primary determinants of share price over time. The financial plan is established at the beginning of each fiscal year by the Board of Directors after consultation with management. A target bonus opportunity is established for each executive based on his or her level of responsibility, potential contribution to the success of the Company and competitive considerations. To determine the actual award to an executive, a year-end assessment is made of the Company's performance and the executive's role in achieving that performance. This individual assessment, combined with the Company's financial results, insures that individual awards reflect an executive's specific contribution to the success of the Company. For 2000, payments under the annual incentive bonus plan were $237,500 to Dr. Saad, $118,750 to Richard P. Adelson, then Executive Vice President and Chief Operating Officer of the Company, $60,000 to David J. Cammarata, Chief Financial Officer of the Company, and $60,000 to James B. Douglass, Chief Information Officer of the Company.

          The Company periodically grants stock options to its executive officers and other key employees. Stock option grants are intended to provide the Company's executives and other key employees with a significant incentive to work to maximize stockholder value. The Committee strongly believes that by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Company's stock, the interests of the Company's stockholders and executives will be most closely aligned. The number of options granted to executive officers is based on individual performance and level of responsibility and must be sufficient in size to provide a strong incentive for executives to work for the long term business interests of the Company.

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.

          The Committee believes that the compensation program for executives of the Company is competitive with the compensation programs provided by other companies with which the Company competes for executive talent and by other companies of similar size in similar industries. The Committee believes that amounts paid under the incentive bonus plan are appropriately related to Company and individual performance, yielding awards which are directly linked to the annual and longer term financial results of the Company. The Committee also believes that the stock option program provides opportunities to executives that are consistent with the returns that are generated on behalf of the Company's stockholders.

          John L. Cassis was a member of the Compensation Committee until his resignation as a Director of the Company as of December 31, 2000. Marcel Rozencweig became a member of the Compensation Committee on January 19, 2001.


                         THE COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS

                              George S. Frazza
                              David J. Galas, Ph.D.
                              Marcel Rozencweig, M.D.

Audit Committee Report

          The members of the Audit Committee are Robert E. Campbell, George S. Frazza and Joseph A. Mollica. Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of The Nasdaq Stock Market. The Audit Committee operates under the Charter of the Audit Committee adopted by the Board of Directors. The Charter is attached to this Proxy Statement as Exhibit A.

          Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board of Directors and to report the results of its activities to the Board, as described in the Charter of the Audit Committee. The principal recurring duties of the Audit Committee in carrying out its oversight responsibility include reviewing and evaluating the audit efforts of the Company's independent auditors, discussing with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, and reviewing and discussing with management and the independent auditors the Company's quarterly and annual financial statements.

          The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of the Company for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with KPMG LLP, the independent auditors of the Company, the matters required to be discussed by statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee discussed with the independent accountants their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

          Based upon the review and discussions summarized above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2000 and for the year then ended, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to stockholder ratification, the selection of the Company's independent auditors.

          John L. Cassis was a member of the Audit Committee until his resignation as a Director of the Company as of December 31, 2000. Robert E. Campbell became a member of the Audit Committee on January 19, 2001.

                         THE AUDIT COMMITTEE
                         OF THE BOARD OF DIRECTORS

                              Robert E. Campbell
                              George S. Frazza
                              Joseph A. Mollica, Ph.D.

                       II.  APPROVAL OF THE IMPATH INC.
                         EMPLOYEE STOCK PURCHASE PLAN

          On April 25, 2001, the Board of Directors of the Company adopted, subject to stockholder approval at the Meeting, the IMPATH Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan will not become effective unless approved by the holders of a majority of the shares of Common Stock present or represented and voting thereon at the Meeting. The text of the Stock Purchase Plan is set forth in Exhibit B hereto.

          The following discussion of the material features of the Stock Purchase Plan is qualified by reference to the text of the Stock Purchase Plan set forth in Exhibit B hereto.

          The aggregate number of shares of Common Stock initially available for purchase under the Stock Purchase Plan is ten percent (10%) of the number of shares of Common Stock outstanding on December 31, 2000. This number is subject to increase on each January 1, beginning January 1, 2002 and ending January 1, 2011, by ten percent (10%) of any increase in the number of shares of Common Stock outstanding during the preceding fiscal year (or such lesser number as determined by the Board). The aggregate number of shares of Common Stock available under the Stock Purchase Plan may also be increased to reflect changes as a result of reorganizations, stock splits or similar transactions.

          The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The purchase price of the Common Stock under the Stock Purchase Plan will be eighty-five percent (85%) of the last sales price per share of the Common Stock as quoted on the NASDAQ National Market System on either the first or last day of each six-month offering period, whichever is lower.

          Participating employees may authorize the Company to withhold up to twenty percent (20%) of their compensation for the purpose of purchasing shares of Common Stock under the Stock Purchase Plan, subject to the limitation that no employee may acquire rights under the Stock Purchase Plan which would permit such person's rights to purchase shares of Common Stock, when aggregated with rights held by such person under other such plans maintained by the Company or any subsidiary, to accrue at a rate which exceeds $25,000 in fair market value of such stock (as determined at the time of grant) during each calendar year in which such rights are exercisable. Employees whose customary employment is not more than 20 hours per week and/or five months per year, as well as five percent or greater stockholders of the Company, are not eligible to participate in the Stock Purchase Plan.

          Under the provisions of Section 423 of the Code, an employee who elects to participate in the Stock Purchase Plan will not realize income at the time of the offering or when the shares of Common Stock which he purchases are transferred to him, and except as herein described, the Company will not be entitled to any deduction from income. If the employee retains the shares transferred to him under the Stock Purchase Plan for more than two years from the date of the offering of such shares and for more than one year from the date of the transfer of such shares to him, or if he dies while owning such shares, the employee will be required to include in income as compensation for the year in which he disposes of such shares or dies an amount equal to the lesser of (i) 15% of the fair market value of such shares on the offering date of the offering period in which such shares were purchased by him or (ii) the excess of the fair market value of such shares at the time of disposition or death over the purchase price. If, on the other hand, the employee disposes of such shares within the aforesaid two-year or one-year periods, the employee will be required to include in income as compensation for the year in which such disposition occurs an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. In the event of a disposition within the aforesaid two-year or one-year periods, the Company will be entitled to a deduction from income equal to the amount the employee is required to include in income as compensation. Any gain or loss realized upon a disposition, other than amounts treated as compensation as aforesaid, will be treated as capital gain or loss.

          The Board of Directors recommends that the stockholders vote FOR approval of the Stock Purchase Plan. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of such approval unless otherwise instructed in such Proxy.

          As of March 31, 2001, the Company had approximately 1,003 full-time employees. On April 26, 2001, the closing price per share of the Common Stock was $38.64.

                        III.  RATIFICATION OF SELECTION
                          OF INDEPENDENT ACCOUNTANTS

          The Board of Directors of the Company has selected KPMG LLP to serve as independent accountants for the Company for the fiscal year ending December 31, 2001. The Board of Directors considers KPMG LLP to be eminently qualified.

          The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's independent accounting firm, KPMG LLP:

          Audit Fees.............................................    $ 160,000
          Financial Information Systems Design
          and Implementation Fees................................           -0-

          All Other Fees (including statutory
          audits and tax services)...............................    $ 200,000 (a)(b)

          Total Fees.............................................    $ 360,000

______________
(a) Includes fees for tax consulting and other non-audit services.
(b) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.


          Although it is not required to do so, the Board of Directors is submitting its selection of KPMG LLP for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

          The Board of Directors recommends that stockholders vote FOR ratification of the selection of KPMG LLP to examine the financial statements of the Company for the Company's fiscal year ending December 31, 2001. It is the intention of the persons named in the accompanying form of Proxy to vote the shares of Common Stock represented thereby in favor of such ratification unless otherwise instructed in such Proxy.

          A representative of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                              IV.  OTHER MATTERS

          The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

Miscellaneous

          If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors, FOR the approval of the IMPATH Inc. Employee Stock Purchase Plan and FOR ratification of the Board of Directors' selection of independent accountants for the Company. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy or the subsequent delivery of a Proxy will have the effect of revoking the initial Proxy.

          All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone, telecopier or telegram, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

          It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals

          Stockholder proposals intended to be presented at the 2002 Annual Meeting of Stockholders of the Company must be received by the Company by December 31, 2001 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

New York, New York                 Richard C. Rosenzweig, Secretary
April 30, 2001

                                                                       EXHIBIT A



                                  IMPATH INC.

                  Board of Directors Audit Committee Charter

Purpose

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of IMPATH Inc. (the "Company") serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations and the Company's Standards of Business Conduct.

Membership

     The Committee shall consist of at least three directors, each of whom is independent and financially literate and one of whom has accounting or related financial management expertise.

Meeting and Procedures

     The Committee shall convene at least two times each year. A majority of the Committee members shall be present to constitute a quorum for the transaction of the Committee's business. Through its activities, the Committee facilitates open communication among directors, the independent accountants, the internal audit function and management by meeting in private session regularly with these parties. The Committee shall be given full access to the Company's internal auditors, Chairman of the Board, the Company executives and independent accountants.

Roles and Responsibilities

The Committee shall:

     1. Review and reassess at least annually the adequacy of this charter and submit this charter for approval of the full board.

     2. Select, evaluate and, where appropriate, replace the independent accountants, who are ultimately accountable to the Committee and the Board.

     3. Annually review and approve the scope of the fiscal year's independent audit and the audit fee.

     4. Review and discuss with the independent accountants their annual written statement delineating all relationships of services between the independent accountants and the Company, or any other relationships or services that may impact their objectivity and independence, as well as recommend that the Board take appropriate action in response to the report to satisfy itself of their independence.

     5. Review the Company's audited annual financial statements and the independent accountant's opinion thereon. In such review, confer with the Company's independent accountants, management and internal auditors and consider the following:

          (a) Changes in accounting principles or application thereof, significant judgment areas, and significant and complex transactions.

          (b) The results of the independent accountants' audit for the year, including the independent accountants' judgments on the quality and consistent application of the Company's accounting principles, disclosures and underlying estimates in the financial statements.

          (c) The effectiveness and adequacy of the Company's internal auditing procedures and the effectiveness and adequacy of financial controls.

     6. Make a recommendation to the Board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

     7. Review with management and the independent accountants, either telephonically or in person, the interim financial statements and results of the independent accountants' review, including the independent accountants' judgments on the quality and consistent application of the Company's accounting principles, disclosures and underlying estimates in the interim financial statements. The Chair of the Committee or another Committee member designated to be the acting Chair may represent the entire Committee for purposes of this review.

     8. Review the qualifications, activities, organizational structure and effectiveness of the internal audit function.

     9. Approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

     10. Review with the Director of Internal Audit and the independent accountants the results of their review of compliance with the laws, regulations and the Company's Standards of Business Conduct.

     11. Provide any recommendations, certifications and reports that may be required by the Nasdaq Stock Market or the Securities and Exchange Commission.

     12. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants and others to assist it in the conduct of any investigation.

     13. Consider such other matters regarding the Company's financial affairs, its control environment, and the internal and independent audits of the Company as the Committee, in its discretion, may determine to be advisable.

                                                                       EXHIBIT B



                                  IMPATH INC.

                         EMPLOYEE STOCK PURCHASE PLAN

                           Effective October 1, 2001


                              ARTICLE 1.  PURPOSE

The IMPATH Inc. Employee Stock Purchase Plan is intended to provide an incentive to eligible employees of IMPATH Inc. (the "Company") and affiliated companies to have a greater interest in the Company's growth by providing them with the opportunity to purchase shares of the Company's common stock at a favorable price by means of payroll deductions. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.


                            ARTICLE 2.  DEFINITIONS

Whenever used in the Plan, the following words and phrases shall have the meanings set forth below, unless a different meaning is plainly required by the context:

Administrator means the person or persons appointed by the Committee to administer the Plan in accordance with Article 3.

Board or Board of Directors means the Board of Directors of the Company.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan.

Company means IMPATH Inc., or any successor corporation.

Compensation means a Participant's wages as defined in Section 3401(a) of the Code (for purposes of income tax withholding) determined without regard to any rules that limit remuneration included in wages based on the nature or location of the employment or the services performed, subject to the following inclusions and exclusions:

(a) including employer contributions made pursuant to a compensation reduction agreement which are not includible in the gross income of a Participant under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code; and

(b) excluding reimbursements or other expense allowances, severance pay, and welfare benefits; and

(c)  excluding bonuses; and

(d)    excluding commissions.

Employee means any individual employed by an Employer.

Employer means the Company and each Subsidiary designated by the Board of Directors as a participating employer in the Plan.

Fair Market Value means the fair market value of the Stock as determined pursuant to Section 3.03 of the Plan.

Offering means an offering of Stock for purchase under the Plan pursuant to
Article 6 of the Plan.

Participant means any eligible employee who has elected to participate in an Offering under the Plan.

Payroll Period means the period for which Compensation is paid to an Employee in accordance with an Employers' customary payroll practices.

Plan means the IMPATH Inc. Employee Stock Purchase Plan, as hereinafter amended from time to time.

Stock means the Common Stock of the Company, par value $.005 per share.

Subsidiary means any corporation, limited liability company or other entity which has elected under the Code to be taxed as a corporation and in which the Company owns, directly or indirectly, stock or other equity interests possessing 50 percent or more of the total combined voting power of all classes of stock or other equity interests of such entity. For this purpose, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Company.


                           ARTICLE 3.  GENERAL RULES

3.01 Committee

(a) The Plan shall be administered by the Committee. The Committee shall consist of at least two directors of the Company appointed by the Board, none of whom shall be eligible to participate in the Plan.

(b) All members of the Committee shall be (i) "disinterested persons" within the meaning of Rule 16b-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if and as such Rule is in effect, and (ii) "outside directors" within the meaning of Section 162(m) of the Code and any applicable regulations. The Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board.

(c) The Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Committee shall have the following powers and duties:

       (i) to interpret the terms and provisions of the Plan, including but not limited to the power to construe ambiguities and omissions;

       (ii) to adopt, amend and repeal such rules, regulations, agreementS and instruments for implementing and administering the Plan as the Committee shall deem necessary or advisable; and

       (iii) to make all other determinations, including factual determinations, and take all other action necessary or advisable for the implementation and administration of the Plan.

(d) The Committee may delegate such of its administrative duties to such other persons as it deems appropriate in connection with administering the Plan.

(e) All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons who have an interest under the Plan.

(f) The Committee may act by a majority vote at a meeting of the Committee or by a document signed by all of the members of the Committee. The Committee may adopt such rules for the conduct of its affairs as it deems appropriate.

(g) The members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement shall be approved by independent legal counsel) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle it on his or her own behalf.

3.02 Number Of Shares Subject To Plan

(a) The total number of shares of Stock that may be purchased in Offerings under the Plan shall not exceed, in the aggregate, ten percent (10%) of the number of shares of Stock outstanding on the last day of the Company's fiscal year-end preceding the Effective Date (subject to adjustment as set forth below).

(b) The aggregate number of shares of Stock that may be purchased in Offerings under the Plan, as determined in accordance with (a), above, shall be increased annually, on each January 1st beginning January 1, 2002 and ending January 1, 2011, by an amount equal to the lesser of:

       (i) ten percent (10%) of the increase, if any, in the number of shares of Stock outstanding during the Company's most-recently completed fiscal year (with any such increase measured by calculating the difference between the number of shares of Stock outstanding on the last day of such fiscal year and the number of shares of Stock outstanding on the last day of the immediately preceding fiscal year); or

       (ii) such number of Shares as determined by the Board, which number shall be less than (i), above.

(c) Stock available for Offerings may be authorized and unissued shares, treasury shares, or shares previously issued and reacquired by the Company. Any shares for which an Offering to purchase expires or is terminated or canceled may again be made subject to Offerings under the Plan.

(d) If the number of shares of Stock outstanding is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares, or dividend payable in shares of Stock, or if any other similar corporate transaction or event affects the Stock such that an adjustment is determined, by the Committee in its sole discretion, to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the number of shares that may be purchased in Offerings under this Plan, or any potential increase thereto, shall be increased or decreased proportionately, as the case may be, and the Committee shall make the appropriate adjustment in the number and kind and price of shares subject to Offerings then outstanding and unexercised.

3.03 Determination Of Fair Market Value

For purposes of this Plan, the Fair Market Value of the Stock as of any given date, shall be equal to the last quoted sales price of the Stock on such date, or if no sales price is available for such date, the average of the reported high bid and low asked prices regular way for such date, on (a) the New York Stock Exchange, (b) if the Stock is not listed or admitted to trading on such exchange, on the principal national stock exchange on which the Stock is then listed or admitted to trading, or (c) if not listed or admitted to trading on any national stock exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). If the Stock is not then listed on any national stock exchange or reported by NASDAQ (or if no current bid and asked price is available), then the Fair Market Value shall be determined in any reasonable manner approved by the Committee.

3.04 Effective Date

The Plan is effective October 1, 2001.

                   ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

4.01 Eligible Employees

Subject to Section 4.02, each Employee whose customary employment is expected to be more than twenty (20) hours per week and more than five (5) months per year will be eligible to participate in Offerings which commence after the date on which he or she meets these requirements, provided that such Employee submits the payroll deduction authorization required under Section 5.01 on or prior to the election deadline applicable to such Offering.

4.02 Restrictions on Participation

Notwithstanding any provisions of this Plan to the contrary, an Employee shall not participate in an Offering if either

(a) prior to the Offering, the employee owns stock, and/or holds outstanding options to purchase stock, possessing 5 percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; or

(b) immediately after purchasing Stock in such Offering, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5 percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

For purposes of this section, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee.

4.03 Participation in Offering

An Employee may elect to participate in an Offering by filing a completed payroll deduction election prior to the Offering commencement date. Such election shall be made in accordance with the requirements of Article 5.

4.04 Termination of Participation

(a) An individual will cease to be a Participant in an Offering on the earliest to occur of the following events:

       (i) the date on which he or she ceases to be eligible to participate under Section 4.01;

       (ii) the date on which the individual terminates employment with an Employer for any reason other than death;

       (iii) the date on which the Employee elects to withdraw his or her payroll deductions as provided in Article 7.

(b) For purposes of participation in the Plan, an individual who is on an approved leave of absence shall be deemed to be an Employee for the first 90 days of such leave. If the individual does not return to regular full-time or part-time employment (as the case may be) on or before the end of the 90-day period, the individual's employment shall be deemed to have terminated on the last day of such period and the individual will cease to be a Participant.

(c) In the event that an individual ceases to be a Participant, the withdrawal provisions described in Article 7 shall apply.


                        ARTICLE 5.  PAYROLL DEDUCTIONS

5.01 Authorization to Make Payroll Deductions

(a) Each Employee who elects to participate in an Offering shall agree to have deductions made by the Employer from his or her Compensation by filing a payroll deduction authorization with the Employer on or before the election date specified by the Administrator for the Offering.

(b) A Participant's payroll deduction authorization with respect to an Offering shall be effective from the first day of the first Payroll Period ending during an Offering period until the last day of the last Payroll Period ending during the Offering period unless the Participant withdraws from the Offering in accordance with Article 7.

(c) Unless and until a Participant elects otherwise, such Participant's payroll deduction election for an Offering period will remain in effect for each subsequent Offering period.

5.02 Amount of Payroll Deduction

A Participant may elect to have deductions made from his or her Compensation in an amount equal to a whole percentage of his or her Compensation from 1 percent (1%) to 20 percent (20%), or such other percentage as may be established by the Administrator.

5.03 Change of Payroll Deductions During Offering Period

(a) A Participant may elect to increase or decrease his or her payroll deductions during an Offering period by providing notice in such form and manner and within such time period as prescribed by the Administrator. Subject to paragraph (c), a Participant may make only one such election during an Offering period.

(b) A Participant may elect to discontinue his or her payroll deductions for an Offering period by providing notice in such form and manner and within such time period as prescribed by the Administrator. A Participant who elects to discontinue payroll deductions for an Offering may not again resume payroll deductions for that Offering.

(c) The Administrator in its sole discretion may, at any time and with or without notice, permit a Participant to change his or her election if it determines that such change or revocation is justified by individual circumstances.

5.04 Deductions During Approved Leave of Absence

An Employee who continues to be a Participant during an approved leave of absence may elect to authorize the Employer to make deductions from payments to be made by the Employer to the Participant during such leave of absence, if any.

5.05 Participant's Account

(a) Amounts equal to payroll deductions made pursuant to a Participant's election under this Article 5 for an Offering period shall be credited, on the last day of a Payroll Period, to a bookkeeping account established by the Administrator under the Plan.

(b)    The bookkeeping account shall be debited with:

       (i)  amounts used to purchase Stock pursuant to Section 6.04;  and

       (ii) payments made pursuant to Article 7.


                  ARTICLE 6.  OFFERING AND PURCHASE OF STOCK

6.01 Offering Period

Offerings to purchase Stock under the Plan will be made during each of the following periods:

(a) The first Offering period will commence on October 1, 2001 and will end on December 31, 2001.

(b) Effective January 1, 2002, an Offering period will commence each January 1 and July 1 and end on the next following June 30 and December 31.

6.02 Purchase Price

The purchase price of Stock for an Offering shall be equal to the lesser of:

(a) 85 percent (85%) of the Fair Market Value of the Stock on the first business day of the Offering period; and

(a) 85 percent (85%) of the Fair Market Value of the Stock on the last business day of the Offering period.

6.03 Automatic Exercise

Unless a Participant elects to withdraw from an Offering prior to the close of an Offering period in accordance with the provisions of Article 7, a Participant's election to purchase Stock shall be exercised automatically on the last day of the Offering period.

6.04 Number of Shares Purchased Upon Exercise

(a) Subject to paragraphs (b) and (c), the number of whole shares of Stock purchased by a Participant upon exercise shall be equal to: (i) the balance of the Participant's account as of the last day of the Offering period (ii) divided by the purchase price per share of Stock.

(b) Notwithstanding any provision of the Plan to the contrary, an employee shall not have the right to purchase stock under this Plan and all other employee stock purchase plans of the Company and any of its Subsidiaries in excess of $25,000 of Fair Market Value of the Stock (determined at the time such Offering) for each calendar year in which such right to purchase Stock is outstanding. Any right to purchase Stock under this Plan shall be deemed to be modified to the extent necessary to satisfy the limitations of this paragraph.

(c) In the event that the total number of shares which are exercised for purchase for an Offering exceeds the maximum number of shares available under the Plan for such Offering, the Administrator shall make a pro rata allocation of the shares available for delivery and distribution in as uniform a manner as shall be practicable and as it shall determine to be equitable.

6.05 Carry forward of Unused Balance of Participant's Account

Any balance remaining in a Participant's account after the purchase of Stock at the end of an Offering period shall be carried forward and applied to the next Offering.

6.06 Delivery of Stock

The Company shall cause the Stock purchased in an Offering to be delivered to a Participant by any of the following methods:

(a)    by the delivery of certificates directly to the Participant;

(b) by the delivery of such certificates to a brokerage account held in the Participant's name; or

(c) by the electronic crediting of ownership of such certificates to such brokerage account.

Such delivery shall be made as soon as administratively practicable following the close of each Offering period.

6.07 Restrictions on Stock

All shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                     ARTICLE 7.  WITHDRAWAL FROM OFFERING

7.01 Voluntary Withdrawal Prior to Close of Offering

(a) A Participant may withdraw from an Offering by providing notice of withdrawal to the Administrator in the form and manner and within the time period determined by the Administrator.

(b) Upon receipt of a notice of withdrawal, the Employer shall cease making payroll deductions from the Participant's Compensation and shall pay the Participant the amount credited to his or her account as soon as administratively practicable.

(c) A Participant who withdraws from an Offering may not again participate in that Offering.

(d) A Participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan adopted by the Company or any of its Subsidiaries.

7.02 Termination of Employment

In the event that a Participant's employment is terminated for any reason other than death prior to the close of an Offering, the Participant will be deemed to have withdrawn from the Offering and the Employer shall pay the Participant the amount credited to his or her account as soon as administratively practicable.

7.03 Termination of Employment Due to Death

(a) In the event that Participant's employment is terminated because of his or her death prior to the close of an Offering, his beneficiary shall have the right to elect:

       (i) to withdraw from the Offering and receive payment of the amount credited to the Participant's account, or

       (ii) to continue to participate in the Offering and purchase shares with the amount credited to the Participant's account as of the date of the death.

(b) Such election shall be made by filing written notice in the form and manner determined by the Administrator prior to the earlier of the applicable deadline for withdrawal set forth in Section 7.01 or the expiration of a period of sixty (60) days commencing with the Participant's date of death.

(c) In the event that proper notice is not timely received, the beneficiary shall automatically be deemed to have elected to continue to participate in the Offering.

7.04 Payment of Interest

No interest shall be paid on any and all amounts which are paid to or for the benefit of a Participant pursuant to the provisions of this Article 7.

                     ARTICLE 8.  AMENDMENT AND TERMINATION


The Board of Directors or the Committee may amend, modify, or terminate the Plan; provided, however, that no such action of the Board or the Committee,
      --------  -------
without approval of the stockholders of the Company, may (a) increase the total amount of Stock which may be offered under the Plan (except for adjustments resulting from a change in capitalization of the Company as described above),
(b) withdraw the administration of the Plan from the Committee or (c) permit any person, while a member of the Committee, to be eligible to participate in the Plan.


                     ARTICLE 9.  MISCELLANEOUS PROVISIONS

9.01 Designation of Beneficiary.

A Participant may file a written designation of a beneficiary who is to receive any stock and/or cash in the event of the Participant's death. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Administrator. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

9.02 Non-Transferability

Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an election to purchase Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering in accordance with Section 7.01.

Any rights with respect to a Participant's account and any election rights granted under the Plan existing after the Participant dies are exercisable by the Participant's designated beneficiary or, if there is no designated beneficiary, by the Participant's legal representative.

9.03 Use of Funds

All such deductions received or held by the Employer under this Plan may be used by the Employer for any corporate purpose and the Employer shall not be obligated to segregate such payroll deductions.

9.04 Participant's Interest in Stock

A Participant will have no interest in Stock covered by his or her election until such purchase has been completed.

9.05 No Interest Payable

No interest will be paid on any money paid into the Plan or credited to any Participant's account.

9.06 No Effect on Employment Rights

Nothing in this Plan or in any election made under it shall confer on any employee any right to continue in the employ of the Company or its Subsidiaries or limit in any manner or to any extent the right of the Company or its Subsidiaries to terminate the employment of any employee at any time.

9.07 Governing Law

The provisions of the Plan shall be construed, administered and enforced according to the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

9.08 Withholding Taxes

The Company shall have the right to require Participants to satisfy any liability for any federal, state or local income, or other withholding taxes as a prerequisite to the Company's obligation to deliver shares or securities of the Company.

                                 [IMPATH LOGO]

            PROXY - ANNUAL MEETING OF STOCKHOLDERS - JUNE 25, 2001

                                 COMMON STOCK

          The undersigned, a stockholder of IMPATH Inc., does hereby appoint Anu
D. Saad, Ph.D., Richard P. Adelson and Richard C. Rozencweig, or any of them, each with full power of substitution, the undersigned's proxies, to appear and vote at the Annual Meeting of Stockholders to be held on Monday, June 25, 2001, at 9:30 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side on each of the following matters and in accordance with their judgment on other matters which may properly come before the Meeting.

                (Continued and to be Completed on Reverse Side)

A    [X]  Please mark your votes as in this example.
1.          Election of Directors.

               FOR all nominees listed at right [_]                 WITHHOLD AUTHORITY [_]
               (except as marked to the contrary below)             to vote for all nominees listed at right

                                   (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
                                                  THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
                                   _____________________________________

                                                           Nominees:  Anu D. Saad, Ph.D., Robert E. Campbell, Richard J. Cote, M.D.,
                                   George S. Frazza, Esq., David J. Galas, Ph.D., Joseph A. Mollica, Ph.D., and Marcel
                                   Rozencweig, M.D.

2.          Approval of the IMPATH Inc. Employee Stock Purchase Plan.

           FOR [_]          AGAINST [_]         ABSTAIN [_]

3. Ratification of appointment of KPMG LLP as independent accountants for fiscal 2001.

           FOR [_]          AGAINST [_]         ABSTAIN [_]

The Board of Directors favors a vote "FOR" each item.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED AS TO ANY OF ITEMS 1, 2 OR 3. THEY WILL BE VOTED "FOR" THE ITEM(S) AS TO WHICH NO DIRECTION IS INDICATED.

                      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Stockholder(s) Sign Here       (L.S.)             (L.S.)       Dated      , 2001


IMPORTANT: Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the names of joint tenants or trustees, each joint tenant or trustee should sign.